Exhibit 99.2

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2007 and for the Year Ended December 31, 2006

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2007

	Linn Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$958	$1,477,375	(b)	$958
		(1,477,375	)(a)
Receivables – trade, net	43,222	27,915	(a)	71,137
Inventory	599	7,860	(a)	8,459
Current portion of derivatives	29,402	—		29,402
Other current assets	1,669	1,712		3,381
Total current assets	75,850	37,487		113,337

Oil and gas properties, net	1,314,513	2,013,944	(a)	3,328,457
Property, plant and equipment, net	27,152	3,604	(a)	30,756
Long-term portion of derivatives	65,333	—		65,333
Deferred financing fees and other assets, net	7,312	—		7,312
Total assets	$1,490,160	$2,055,035		$3,545,195

Liabilities and Unitholders’ Capital
Current liabilities:
Current portion of long-term notes payable	$999	$—		$999
Accounts payable and accrued expenses	24,464	25,225	(a)	49,689
Current portion of derivatives	4,661	—		4,661
Revenue payable	4,832	—		4,832
Accrued interest and other current liabilities	2,464	—		2,464
Total current liabilities	37,420	25,225		62,645
Long-term liabilities:
Notes payable	2,128	—		2,128
Credit facility	476,000	545,230	(a)	1,021,230
Asset retirement obligation	16,094	7,205	(a)	23,299
Derivatives	34,870	—		34,870
Other long-term liabilities	1,589	—		1,589
Total long-term liabilities	530,681	552,435		1,083,116
Total liabilities	568,101	577,660		1,145,761
Unitholders’ capital:
Units issued and outstanding	990,702	409,725	(b)	1,400,427
Class D units issued and outstanding	—	1,067,650	(b)	1,067,650
Accumulated loss	(68,643)	—		(68,643)
	922,059	1,477,375		2,399,434
Total liabilities and unitholders’ capital	$1,490,160	$2,055,035		$3,545,195

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2007

	Linn Historical	Mid- Continent Assets Historical	Panhandle I Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$88,421	$147,000	$4,021	$—		$239,442
Loss on oil and gas derivatives	(78,148)	—	—	—		(78,148)
Natural gas marketing revenues	2,917	—	—	—		2,917
Other revenues	3,229	12,000	—	—		15,229
	16,419	159,000	4,021	—		179,440
Expenses:
Operating expenses	27,170	33,000	1,626	—		61,796
Natural gas marketing expenses	2,226	—	—	—		2,226
General and administrative expenses	23,158	—	—	—		23,158
Depreciation, depletion, and amortization	24,789	—	—	54,592	(c)	79,644
				263	(d)
	77,343	33,000	1,626	54,855		166,824
	(60,924)	126,000	2,395	(54,855)		12,616
Other income and (expenses), net	(20,387)	—	—	(19,748	)(e)	(41,660)
				(1,525	)(f)
Income (loss) before income taxes	(81,311)	126,000	2,395	(76,128)		(29,044)
Income tax provision	(3,662)	—	—	—	(g)	(3,662)
Net income (loss)	$(84,973)	$126,000	$2,395	$(76,128)		$(32,706)
Net income per unit:
Units – basic	$(1.62)					$(0.33)
Units – diluted	$(1.62)					$(0.33)
Class D units – basic	$—					$(0.33)
Class D units – diluted	$—					$(0.33)
Weighted average units outstanding:
Units – basic	52,413					65,413
Units – diluted	52,413					65,413
Class D units – basic	—					34,997
Class D units – diluted	—					34,997

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2006

	Linn Historical	Mid- Continent Assets Historical	Panhandle I Historical	California Assets Historical	Oklahoma Assets Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$80,393	$286,000	$64,198	$19,194	$11,627	$—		$461,412
Gain on oil and gas derivatives	103,308	—	—	—	—	—		103,308
Natural gas marketing revenues	5,598	—	—	—	—	—		5,598
Gain on property sales	—	—	—	32,665	—	—		32,665
Other revenues	1,759	33,000	—	1,142	—	—		35,901
	191,058	319,000	64,198	53,001	11,627	—		638,884
Expenses:
Operating expenses	18,099	66,000	18,201	5,929	2,950	—		111,179
Natural gas marketing expenses	4,862	—	—	—	—	—		4,862
General and administrative expenses	39,993	—	—	1,639	—	—		41,632
Depreciation, depletion, and amortization	24,173	—	—	2,254	—	131,301	(c)	158,470
						742	(d)
	87,127	66,000	18,201	9,822	2,950	132,043		316,143
	103,931	253,000	45,997	43,179	8,677	(132,043)		322,741
Other income and (expenses), net	(28,148)	—	—	—	—	(62,110	)(e)	(93,740)
						(3,482	)(f)
Income before income taxes	75,783	253,000	45,997	43,179	8,677	(197,635)		229,001
Income tax benefit	3,402	—	—	—	—	—	(g)	3,402
Net income	$79,185	$253,000	$45,997	$43,179	$8,677	$(197,635)		$232,403
Net income per unit:
Units – basic	$2.64							$3.05
Units – diluted	$2.61							$2.97
Class D units – basic	$—							$3.05
Class D units – diluted	$—							$2.97
Weighted average units outstanding:
Units – basic	28,281							41,281
Units – diluted	30,385							78,382
Class D units – basic	—							34,997
Class D units – diluted	—							34,997

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1.                          Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2007 is derived from:

•                  the historical consolidated financial statements of Linn Energy, LLC (“Linn,” or the “Company”); and

•                  the preliminary purchase price allocation of assets (referred to as the “Mid-Continent Assets”) acquired from Dominion Resources, Inc. (“Dominion”).

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 is derived from:

•                  the historical consolidated financial statements of Linn;

•                  the historical statements of revenues and direct operating expenses of the Mid-Continent Assets acquired from Dominion; and

•                  the historical statements of revenues and direct operating expenses of oil and gas properties in the Texas Panhandle acquired from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP (“Cavallo”), (referred to as the “Panhandle I Assets”).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 is derived from:

•                  the historical consolidated financial statements of Linn;

•                  the historical statements of revenues and direct operating expenses of the Mid-Continent Assets acquired from Dominion;

•                  the historical statements of revenues and direct operating expenses of oil and gas properties of the Panhandle I Assets acquired from Cavallo;

•                  the historical combined financial statements of BlackSand Partners, L.P., Blacksand Brea, LLC, Blacksand GP, LLC and Blacksand Acquisition, LLC (collectively referred to as “Blacksand”) (referred to as the “California Assets”); and

•                  the historical statements of revenues and direct operating expenses of certain oil and gas properties acquired from the Kaiser-Francis Oil Company (referred to as the “Oklahoma Assets”).

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of the Mid-Continent Assets and the related private placement of units and Class D units as if the transactions had occurred on June 30, 2007.  The unaudited pro forma condensed combined statements of operations give effect to the acquisition of the Mid-Continent Assets and the related private placement, the acquisitions of the Panhandle I Assets, California Assets and Oklahoma Assets as if the transactions had occurred on January 1, 2006.  The transactions and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statements of operations present net income (loss) per unit allocated to the units and the Class D units on an equal basis.  Under the terms of the Class D Unit and Unit Purchase Agreement (“UPA”), if approved by a vote of the Company’s unitholders, the Class D units will convert to units on a one-for-one basis.  Prior to that conversion, the Class D units are entitled to a special quarterly distribution equal to 115% of the distribution on the units.  The Company has agreed to hold a special meeting of unitholders to consider the conversion as soon as feasible, but no later than 120 days from the closing date.  In conjunction with the execution of the UPA, existing holders of Linn units totaling over 50% committed in advance to vote at a unitholder meeting in favor of the conversion of Class D units to units.  Therefore, pro forma net income (loss) per unit assumes that the units and Class D units share equally in the pro forma net income (loss) of the Company.

The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statements due to factors described in “Risk Factors” included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).

The following unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007.  The pro forma statements should also be read in conjunction with the historical statements of revenues and direct operating expenses for the assets acquired from Dominion and the notes thereto included elsewhere in this Form 8-K/A.  In addition, the pro forma statements should also be read in conjunction with the historical statements of revenues and direct operating expenses and the notes thereto of oil and gas properties acquired from Cavallo, the historical financial statements and the notes thereto of Blacksand, and the statements of revenues and direct operating expenses and the notes thereto of oil and gas properties acquired from the Kaiser-Francis Oil Company, previously filed by the Company with the SEC.

2.                          Acquisition Dates

The acquisition of the Mid-Continent Assets was completed on August 31, 2007, effective July 1, 2007, for a contract price of $2.05 billion.

The acquisition of the Panhandle I Assets was completed on February 1, 2007, effective January 1, 2007, for a contract price of $415.0 million.

The acquisition of the California Assets was completed and effective on August 1, 2006, for a contract price of $298.1 million.

The acquisition of the Oklahoma Assets was completed on August 14, 2006, effective September 1, 2006, for a contract price of $125.0 million.

3.                          Preliminary Purchase Price Allocation

The following table presents the preliminary purchase price for the Mid-Continent Assets:

Mid- Continent Assets
(in thousands)
Cash	$2,022,606
Estimated transaction costs	6,790
Estimated closing adjustments	(23,500)
2,005,896
Fair value of liabilities assumed	24,569
Total purchase price	$2,030,465

The following table presents allocation of the preliminary purchase price to the assets acquired and liabilities assumed based on estimates of fair value, which are also preliminary:

Mid- Continent Assets
(in thousands)
Accounts receivable	$27,915
Other current assets	9,572
Oil and gas properties	2,013,944
Property, plant and equipment	3,604
Accounts payable and accrued expenses	(17,365)
Asset retirement obligation	(7,205)
$2,030,465

The preliminary purchase price and purchase price allocations are based primarily on preliminary reserve reports, quoted market prices and estimates by management.  The most significant assumptions are related to the estimated fair values assigned to proved oil and gas properties.  To estimate the fair values of these properties, we utilized preliminary estimates of oil, gas and natural gas liquid reserves prepared by an independent engineering firm.  We estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues.  In addition, when appropriate, the Company also reviewed comparable purchases and sales of oil and gas properties within the same regions, and used that data as a proxy for fair market value; i.e., the amount a willing buyer and seller would enter into an exchange for such properties.  As noted, the purchase price and the allocation of the purchase price are preliminary.  Items pending completion include final closing adjustments, completion of independent appraisals of fixed assets, and additional analysis related to the fair value of proved and unproved oil and gas reserves, including discounted cash flows and market-based data, and the valuation of certain assumed liabilities.  The purchase price and purchase price allocation will be finalized within one year of the acquisition date.

4.                          Pro Forma Adjustments

The Company’s historical results of operations will or do include the results of the Mid-Continent Assets and the Panhandle I Assets effective September 1, 2007 and February 1, 2007, respectively.  The Company’s historical results of operations include the results of the California Assets and the Oklahoma Assets effective August 1, 2006 and September 1, 2006, respectively.  The pro forma statements of operations include adjustments to reflect the acquisitions as if they had occurred on January 1, 2006.  The unaudited pro forma condensed combined financial statements have been adjusted to:

a.               reflect the purchase price paid by Linn for purchase of the Mid-Continent Assets, as detailed in Note 3 above, and adjustments to historical book values of the Mid-Continent Assets to their estimated fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”

b.              reflect the August 31, 2007 private placement of $1.5 billion of equity securities to a group of institutional investors; the securities include 12,999,989 units and 34,997,005 Class D units; the net proceeds from the private placement, together with borrowings under the Company’s credit facility, were used to fund the purchase price of the Mid-Continent Assets

c.               record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation over estimated useful lives from three to 20 years using the straight-line method for acquired property, plant and equipment as follows:

•                  Mid-Continent Assets – January 1 through June 30, 2007, $53.5 million

•                  Mid-Continent Assets – January 1 through December 31, 2006, $113.3 million

•                  Panhandle I Assets – January 1 through January 31, 2007, $1.1 million

•                  Panhandle I Assets – January 1 through December 31, 2006, $13.1 million

•                  California Assets – January 1 through July 31, 2006, $1.8 million

•                  Oklahoma Assets – January 1 through August 31, 2006, $3.1 million

d.              record accretion expense related to asset retirement obligation on oil and gas properties acquired as follows:

•                  Mid-Continent Assets – January 1 through June 30, 2007, $0.3 million

•                  Mid-Continent Assets – January 1 through December 31, 2006, $0.5 million

•                  Panhandle I Assets – January 1 through January 31, 2007, $9,000

•                  Panhandle I Assets – January 1 through December 31, 2006, $103,000

•                  California Assets – January 1 through July 31, 2006, $105,000

•                  Oklahoma Assets – January 1 through August 31, 2006, $16,000

e.               record interest expense as follows:

•                  Mid-Continent Assets – associated with debt of approximately $545.2 million incurred to fund the purchase price; the assumed interest rate was 7.095%

•                  Panhandle I Assets – associated with debt of approximately $34.5 million incurred to fund the purchase price; the assumed interest rate was 6.635%

•                  California Assets and Oklahoma Assets – associated with debt of approximately $416.0 million incurred to fund the purchase prices as follows:

i.	an assumed interest rate of 9.33% on $250.0 million subordinated bridge loan.
ii.	an assumed interest rate of 7.33% on $166.0 million of borrowings under credit facility

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income as follows:

	Six Months Ended June 30, 2007	Year Ended December 31, 2006
	(in thousands)

Mid-Continent Assets	$345	$689
Panhandle I Assets	22	43
California Assets and Oklahoma Assets	260	520
Total	$627	$1,252

f.                 record incremental amortization of deferred financing fees associated with credit facilities and bridge loan entered into to fund the acquisitions of the Mid-Continent Assets, Panhandle I Assets, California Assets and Oklahoma Assets

g.              The Company is treated as a partnership for federal and state income tax purposes.  The Company subsidiaries that acquired the Mid-Continent Assets, Panhandle I Assets, California Assets and Oklahoma Assets are also treated as partnerships for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statements.

5.                          Blacksand Gain on Sale of Property

The Blacksand historical combined statement of operations for the year ended December 31, 2006 includes a gain on a property sale of $32.7 million.  Under Regulation S-X, this gain may not be excluded from the condensed combined pro forma financial statements for the year ended December 31, 2006.  Had this gain been excluded, pro forma net income for the year ended December 31, 2006 would have been reduced by the gain recorded.

6.                          Other Revenues

The historical statements of revenues and direct operating expenses of the Mid-Continent assets for the six months ended June 30, 2007 and the year ended December 31, 2006 include revenues from volumetric production payment (“VPP”) contracts of approximately $10.7 million and $30.1 million, respectively.  Had these revenues been excluded, pro forma net income for the six months ended June 30, 2007, and the year ended December 31, 2006 would have been reduced by the VPP revenues recorded.  In accordance with the terms of the Mid-Continent Acquisition agreement, the Company has delivery obligations under the VPP contracts through the first quarter of 2008, but will not recognize revenues associated with the VPP contracts.

7.                          Oil and Gas Revenue Disclosures

The following tables set forth certain unaudited pro forma information concerning our proved gas, oil and natural gas liquid (“NGL”) reserves for the year ended December 31, 2006, giving effect to the acquisitions of the Mid-Continent Assets and Panhandle I Assets as if they had occurred on January 1, 2006.  There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

	Year Ended December 31, 2006
	Linn Historical	Mid-Continent Assets Historical	Panhandle I Assets Historical	Linn Pro Forma
	Gas (MMcf)
Proved developed and undeveloped reserves:
Beginning of year	191,856	585,000	71,379	848,235
Revisions of previous estimates	(37,239)	(70,000)	43,355	(63,884)
Extension and discoveries	43,037	161,000	—	204,037
Purchases of minerals in place	84,951	45,000	—	129,951
Sales of minerals in place	—	(14,000)	—	(14,000)
Production	(8,599)	(36,000)	(3,236)	(47,835)
End of year	274,006	671,000	111,498	1,056,504
Proved developed reserves:
Beginning of year	123,865	521,000	55,249	700,114
End of year	166,007	516,000	48,827	730,834

	Year Ended December 31, 2006
	Linn Historical	Mid-Continent Assets Historical	Panhandle I Assets Historical	Linn Pro Forma
	Oil and NGL (MBbls)
Proved developed and undeveloped reserves:
Beginning of year	226	14,793	17,596	32,615
Revisions of previous estimates	370	5,639	15,902	21,911
Extension and discoveries	—	3,125	—	3,125
Purchases of minerals in place	29,784	456	—	30,240
Sales of minerals in place	—	(4,642)	—	(4,642)
Production	(370)	(1,292)	(923)	(2,585)
End of year	30,010	18,079	32,575	80,664
Proved developed reserves:
Beginning of year	226	13,537	13,521	27,284
End of year	24,675	14,943	14,412	54,030

	Year Ended December 31, 2006
	Linn Historical	Mid-Continent Assets Historical	Panhandle I Assets Historical	Linn Pro Forma
	Total (MMcfe)
End of year:
Proved developed and undeveloped	454,066	779,474	306,948	1,540,488
Proved developed reserves	314,057	605,658	135,299	1,055,014

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2006, giving effect to the acquisitions of the Mid-Continent Assets and Panhandle I Assets.  Future cash flows are computed by applying year-end pricing relating to our proved reserves to the year-end quantities of those reserves.  Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions.  There are no future income tax expenses because the Company is a nontaxable entity.  The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair market value.  Reference is made to our financial statements for the fiscal year ended December 31, 2006, as well as to the historical statements of revenues and direct operating expenses of assets acquired from Dominion included elsewhere this Form 8-K/A and to the historical statements of revenues and direct operating expenses of oil and gas properties acquired from Cavallo, for a discussion of the assumptions used in preparing the information presented.

	Year Ended December 31, 2006
	Linn Historical	Mid-Continent Assets Historical	Panhandle I Assets Historical	Linn Pro Forma
	(in thousands)

Future estimated revenues	$3,053,772	$4,490,000	$2,017,189	$9,560,961
Future estimated production costs	(868,564)	(823,000)	(598,556)	(2,290,120)
Future estimated development costs	(239,328)	(307,000)	(153,531)	(699,859)
Future net cash flows	1,945,880	3,360,000	1,265,102	6,570,982
10% annual discount for estimated timing of cash flows	(1,393,620)	(1,295,000)	(773,556)	(3,462,176)
Standardized measure of discounted future estimated net cash flows	$552,260	$2,065,000	$491,546	$3,108,806

The following table summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows:

	Year Ended December 31, 2006
	Linn Historical	Mid-Continent Assets Historical	Panhandle I Assets Historical	Linn Pro Forma
	(in thousands)
Sales of oil and gas production, net of production costs	$(62,294)	$(227,000)	$(44,737)	$(334,031)
Changes in estimated future development costs	(2,173)	12,000	(38,136)	(28,309)
Net changes in prices and production costs and development costs incurred	(489,560)	(783,000)	(7,500)	(1,280,060)
Purchase (sales) of minerals in place	508,107	(43,000)	—	465,107
Extensions, discoveries, and improved recovery, less related cost	17,872	300,000	93,888	411,760
Revisions of previous quantity estimates	(10,747)	(72,000)	(66,705)	(149,452)
Change in discount	55,208	204,000	50,431	309,639
Changes in production rates and other	(16,228)	(55,000)	—	(71,228)
	$185	$(664,000)	$(12,759)	$(676,574)